--------------------

                          SUPPLEMENTAL INDENTURE NO. 1

                          Dated as of November 9, 2000

                                       to

                                    INDENTURE

                            Dated as of July 30, 1997

                                     between

                     Dura Pharmaceuticals, Inc., as Issuer,

                                       and

    Chase Manhattan Bank and Trust Company, National Association, as Trustee

                              --------------------

                 3 1/2% Convertible Subordinated Notes due 2002

     SUPPLEMENTAL INDENTURE NO. 1, dated as of November 9, 2000 (the "Supplemental Indenture"), among Dura Pharmaceuticals, Inc., a Delaware corporation (the "Company), and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee"). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 30, 1997 (the "Indenture") providing for the issuance of its 3 1/2% Convertible Subordinated Notes due 2002 (the "Notes"); and

     WHEREAS, subsequent to the execution of the Indenture and the issuance of the Notes, the Company has entered into that certain Agreement and Plan of Merger, dated as of September 10, 2000 (the "Merger Agreement"), by and among the Company, Elan Corporation, plc ("Elan") and Carbon Acquisition Corp. ("Carbon") pursuant to which (i) Carbon will merge with and into the Company with the Company as the surviving entity; (ii) each share of Common Stock will be converted into 0.6715 of an Elan American Depositary Share ("Elan ADSs"); and
(iii) the Company will become a wholly owned subsidiary of Elan (the "Merger"); and

     WHEREAS, the Merger is the type of transaction described in Section 14.6 of the Indenture; and

     WHEREAS, pursuant to and as contemplated by Section 14.6 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for the conversion of the Notes into Elan ADSs as provided herein and therein.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                       I.

                             Conversion of the NOTES


     A. Conversion Privilege.

     Notwithstanding the provisions of Article Fourteen of the Indenture, each Holder of a Note shall hereafter have the right, at such Holder's option, at any time during the period such Note shall be convertible as specified in Section
14.1 of the Indenture, to convert such Note only into the kind and amount of shares of stock and other assets (including cash) receivable upon the Merger pursuant to the Merger Agreement by a holder of a number of shares of Common Stock issuable upon conversion of such


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                                      -2-


Note immediately prior to the Merger. Accordingly, the Notes shall be convertible into Elan ADSs at a Conversion Price of $75.4058.

     B. Adjustments for Subsequent Events.

     The Conversion Price provided for in Section I.A shall be adjusted for events subsequent to the date of this Supplemental Indenture in a manner as nearly equivalent as may be practicable to the adjustments provided for in
Article 14 of the Indenture.

     C. Amendment and Restatement of the Conversion Notice.

     The Conversion Notice is hereby amended and restated in its entirety as set forth in the form attached hereto as Annex A.

                                      II.

                            MISCELLANEOUS PROVISIONS


     A. Indenture.

     Except as expressly amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture and the Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument for all purposes.

     B. Trustee Not Responsible for Recitals.

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, except for the recital indicating the Trustee's approval of the form of this Supplemental Indenture.

     C. Governing Law.

     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


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                                      -3-


     D. Duplicate Originals.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts together constitute but one and the same instrument.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly signed, all as of the date first written above.

                         DURA PHARMACEUTICALS, INC.


                         By:  /s/ Mitchell R. Woodbury
                              -----------------------------------------------
                              Name:  Mitchell R. Woodbury
                              Title: Senior Vice President and
                                       General Counsel




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                                      -2-

                         Trustee:

                         CHASE MANHATTAN BANK AND TRUST COMPANY,
                         NATIONAL ASSOCIATION,
                         not in its individual capacity but
                         solely as Trustee


                         By:  /s/ Rose Maravilla
                              -----------------------------------------------
                                  Name:  Rose Maravilla
                                  Title: Assistant Vice President


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                                      -3-

                                     ANNEX A


CONVERSION NOTICE


To: ELAN CORPORATION, PLC


     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into American Depositary Shares of Elan Corporation, plc (the "Elan ADSs"), each Elan ADS representing one Elan Ordinary Share, par value 5 Euro cents, and evidenced by an Elan American Depositary Receipt, in accordance with the terms of the Indenture referred to in this Note, and directs that the Elan ADSs issuable and deliverable upon such conversion, together with any check in payment for fractional Elan ADSs and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If Elan ADSs or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.


Dated:_________________

                                     -----------------------------

                                     -----------------------------
                                     Signature(s)

                                     Signature(s) must be guaranteed by an
                                     eligible Guarantor Institution (banks,
                                     stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Elan ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

                                     ----------------------------------
                                     Signature Guarantee



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                                      -4-


_____ Fill in for registration of
Elan ADSs if to be issued, and
Notes if to be delivered, other
than to and in the name of the
registered holder:


-------------------------------
(Name)

-------------------------------
(Social Security or other
Taxpayer Identification Number)

-------------------------------
(Street Address)

-------------------------------
(City, State and Zip Code)

Please print name and address

                                           Principal amount to be converted
                                           (if less than all): $________

                                           --------------------------------
                                           Social Security or Other Taxpayer
                                           Identification Number